UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 27, 2026
CRANE COMPANY
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

Delaware	1-41570		88-2846451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

100 First Stamford Place	Stamford	CT	06902
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: 203-363-7300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	CR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At a regularly scheduled meeting held on September 27, 2026, the Board of Directors (the “Board”) of Crane Company (the “Company”) considered and accepted the tendered resignation of James L. L. Tullis, the Board’s Lead Independent Director, from the Board pursuant to the Company’s retirement policy for directors included in the Company’s Corporate Governance Guidelines. Mr. Tullis’ resignation will be effective at the conclusion of the Company’s 2027 Annual Meeting of Stockholders. Mr. Tullis’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Board will begin a process to identify a successor to assume the Lead Independent Director role following Mr. Tullis’ retirement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE COMPANY

September 29, 2026

	By:	/s/ Anthony M. D’Iorio
Anthony M. D’Iorio
Executive Vice President, General Counsel and
Secretary

3